EXHIBIT 32b.

Certification by the Chief Financial Officer Pursuant to 18 U. S. C. Section 1350, as

Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, I, Andrew R.J. Bonfield, hereby certify that, to the best of my knowledge, Bristol-Myers Squibb Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (the “Report”), as filed with the Securities and Exchange Commission on November 9, 2004, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bristol-Myers Squibb Company.

/s/ Andrew R. J. Bonfield
Andrew R. J. Bonfield
Senior Vice President and Chief Financial Officer

November 9, 2004

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by Bristol-Myers Squibb Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Bristol-Myers Squibb Company and will be retained by Bristol-Myers Squibb Company and furnished to the Securities and Exchange Commission or its staff upon request.